                                                                      Exhibit 11
                                                                      ----------


PRIMARY LOSS PER SHARE
Common Stock:
  Shares outstanding from
  beginning of period                              11,271                 11,119               10,894
Pro rata shares:
  Exercise of stock options                            88                     11                    5
  Sales of common stock under
   Employee Stock Purchase Plan                        37                     98                   42
  Stock grants issued (canceled)                      (12)                    40                   86
                                             -------------          -------------        -------------

Weighted average number
of shares outstanding                              11,384                 11,268               11,027
                                             =============          =============        =============

Net loss per share                                 ($2.31)                ($3.05)              ($0.09)
                                             =============          =============        =============

FULLY DILUTED LOSS PER SHARE
Common Stock:
  Shares outstanding from
  beginning of period                              11,271                 11,119               10,894
Pro rata shares:
  Exercise of stock options                            88                     11                    5
  Sales of common stock under
   Employee Stock Purchase Plan                        37                     98                   42
  Stock grants issued (canceled)                      (12)                    40                   86
                                             -------------          -------------        -------------

Weighted average number
of shares outstanding                              11,384                 11,268               11,027
                                             =============          =============        =============

Net loss per share                                 ($2.31)                ($3.05)              ($0.09)
                                             =============          =============        =============